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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 2, 2009

ROTECH HEALTHCARE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50940	03-0408870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Technology Drive, Suite 300

Orlando, Florida 32804

    (Address of principal executive offices)                        (Zip Code)

Registrant’s telephone number, including area code     (407) 822-4600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

As a result of significant Medicare reimbursement reductions in 2008 and 2009 for both nebulizer medications and oxygen products and services, Rotech Healthcare Inc. (the “Company”) has changed, and continues to change, the way it does business, in order to refine its product offerings and to substantially reduce its cost structure. A large component of the cost reductions came from the reduction of approximately one thousand (1,000) employees between January 2008 and January 2009. No material charges were incurred under generally accepted accounting principles applicable to the Company as a result of these staff reductions.

The Company was cash flow positive in 2008, increasing cash and cash equivalents from $55 million at December 31, 2007 to $74 million as of December 31, 2008. The Company also currently expects to be cash flow positive in 2009 and to have adequate cash reserves to meet all of its obligations, including interest payments when due. The Company does not currently anticipate any compliance issues with respect to its debt covenants in 2009.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 2, 2009, Rotech Healthcare Inc. (the “Company”) will be reducing the base salaries of its Named Executive Officers by 5% (the “Salary Reduction”). In connection with the Salary Reduction, Philip L. Carter, the Company’s President and Chief Executive Officer; Steven P. Alsene, the Company’s Chief Financial Officer; and Michael R. Dobbs, the Company’s Chief Operating Officer (collectively, the “Named Executive Officers”), have all waived any rights they may have to resign their positions from the Company for “Good Reason” under the Employment Agreements between the Company and the Named Executive Officers as a result of the Salary Reduction. Each Named Executive Officer has accepted the new salary as determined by the Salary Reduction.

Item 8.01.	Other Events

On February 2, 2009, the Company’s Board of Directors determined to reduce prospectively by 5% all amounts of Director compensation payable to each member of our Board of Directors. Also, effective January 31, 2009, except in those states that require additional notice, the Company implemented a 5% reduction in the base salaries of all of its employees hired before January 1, 2009 and earning more than $10 per hour.

Forward-Looking Statements

This report contains certain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and section 27A of the Securities Act of 1933, as amended. These forward-looking statements include all statements regarding the intent, belief or current expectations regarding the matters discussed in this report and all statements which are not statements of historical fact. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “may,” “will,” “could,” “should,” “would,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated in this report. The following are some but not all of such risks, uncertainties, contingencies, assumptions and other factors, many of which are beyond our control, that could cause results, performance or achievements to differ materially from those anticipated: general economic, financial and business conditions; changes in reimbursement policies, the timing of reimbursements and other legislative initiatives aimed at reducing health care costs associated with Medicare and Medicaid, including, without limitation, the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 and the uncertainties relating to inhalation drug reimbursement; issues relating to reimbursement by government and third party payors for our products and services generally; the costs associated with government regulation of the health care industry; health care reform and the effect of changes in federal and state health care regulations generally; whether we will be subject to additional regulatory restrictions or penalties; issues relating to our ability to maintain effective internal control over financial reporting and disclosure controls and procedures; compliance with confidentiality requirements with respect to patient information; the effects of competition and industry consolidation; compliance with various settlement agreements and corporate compliance programs that we have established; risks related to acquired businesses; the increased cost of transportation related to rising fuel prices; the costs and effects of legal proceedings; the risks and uncertainties described in our filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements. Except as required by the federal securities laws, we do not undertake any obligation to release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROTECH HEALTHCARE INC.

Date: February 2, 2009	By:	/s/ Steven Alsene
Steven Alsene Chief Financial Officer

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